SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 24, 2002
                                                   ----------------


                             Covingham Capital Corp.
                            ------------------------
             (Exact name of Registrant as specified in its charter)

                                    Delaware
           -----------------------------------------------------------
         (State or other jurisdiction of Incorporation or organization)


              33-3378-D                                51-0401125
 -----------------------------------         ----------------------------------
 (Commission File Number)                   (I.R.S. Employer Identification No.)


5922-B Farnsworth Court, Carlsbad, CA                  92008
-------------------------------------                  -------
(Address of principal executive offices)             (Zip Code)

                                 (760) 918-1860
                ------------------------------------------------
              (Registrant's telephone number, including area code)


                174 Dorchester Drive, Salt Lake City,Utah 84103
          -----------------------------------------------------------
         (Former name or former address, if changed since last report)



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
Item 1.   Changes in Control of Registrant.

     The Company has been advised that USM Capital Group, Inc., and Soltech, Inc., are affiliated entities. Accordingly, as a result of the issuance of 800,000 restricted shares of Common Stock to Soltech, Inc., on October 21, 2002, as set forth in Item 5. below, and the acquisition of 2,100,000 restricted shares of Common Stock by USM Capital Group, Inc. from Gregory J. Chachas on October 24, 2002, as set forth in Item 5. below, the Company believes that there has been a change of control of the Registrant to USM Capital Group, Inc., and/or Soltech, Inc., collectively , as affiliated entities

Item 5.   Other Information.

     Consulting Agreement with Soltech, Inc.
     --------------------------------------

     On October 21, 2002, the Company entered into a Consulting Agreement with Soltech, Inc., whose address is 5922-B Farnsworth Court, Carlsbad, California, wherein the Company retained Soltech as a consultant to take over and continue the efforts of Gregory J. Chachas, who was resigning as an officer and director of the Company, to search for potential acquisition, reorganization or merger candidates on behalf of the Company. As compensation for the consulting services to be provided by Soltech, the Company issued 800,000 restricted shares of common stock.

     Sale of Shares by Gregory J. Chachas
     ------------------------------------

     On October 21, 2002, in conjunction with his plan to retire as an officer and director of the Company, Gregory J. Chachas, the sole officer and director of the Company at that time, and its largest single shareholder, entered into an agreement to sell 2,100,000 restricted shares of Common Stock, representing 48.26% of the outstanding shares of the Company, to USM Capital Group, Inc., in a private transaction at a price of $0.2857 per share for a total sale price of $60,000. The transaction closed on October 24, 2002.

     I conjunction with this sale, Mr. Chachas transferred 50,000 restricted shares to Werner Funk, as a finder's fees for introducing Mr. Chachas to the purchaser, USM Capital Group Inc. As of the date of this report, Mr. Chachas still owns 423,860 restricted shares of common stock of the Company.

     Appointment of Robert Brehm as Director
     ---------------------------------------

     On October 24, 2002, the Company appointed Robert C. Brehm as a director of the Company. Mr. Brehm is the Chief Executive Officer, President and Chairman of the Board of U.S. Microbics Inc. (OTC BB "BUGS"). From July 1994 through the present, Mr. Brehm has served as the President of Robert C. Brehm Consulting, Inc. From 1991 to 1994, he was the President of Specialty Financing International, Inc., a finance procurement company. Mr. Brehm has owned computer hardware, software, finance and consulting companies. Mr. Brehm has a double engineering degree in electrical engineering and computer science and an MBA in Finance and Accounting from UC Berkeley.


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

     Change of Corporate Headquarters
     --------------------------------

     Effective October 24, 2002, in conjunction with the closing of the sale by Gregory J. Chachas of 2,100,000 restricted shares of Common Stock to USM Capital Group, Inc., as set forth above, the resignation of Gregory J. Chachas, as an officer and director of the Company, and the appointment of Robert C. Brehm as a director of the Company, the Company has relocated its headquarters to the offices of USM Capital Group, Inc. The Company's new headquarters are located at:

          Covingham Capital Corp.       Telephone:  (760) 918-1860
          5922-B Farnsworth Court       Facsimile:    (760) 918-1855
          Carlsbad, CA 92008

Item 6.   Resignations of Registrant's Directors.

     On October 24, 2002, concurrently with the filing of this report, the closing of his sale of 2,100,000 restricted shares of Common Stock to USM Capital Group, Inc. and the appointment of Robert C. Brehm as a director of the Company, Gregory J. Chachas resigned as an officer and director of the Company.

Item 7.   Financial Statements, Pro Forma Financial Statements And Exhibits

     (c) The following exhibits are attached hereto pursuant to Item 601 of Regulation S-K.

          Exhibit
          Number         Description
          ----------------------------------------------------
          10.1           Consulting Agreement with Soltech, Inc.


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
                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                                  COVINGHAM CAPITAL CORP.
                                                  (Registrant)


Date: October 24, 2001                            /S/ Gregory J. Chachas
                                                  ----------------------------
                                                  By: Gregory J. Chachas
                                                  Its: President and CEO



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
                                 EXHIBIT INDEX
                                 -------------

          Exhibit
          Number         Description
          ----------------------------------------------------
          10.1           Consulting Agreement with Soltech, Inc.

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